Exhibit 10.6

SOUTHERN COMMUNITY BANK & TRUST

NON-EMPLOYEE DIRECTOR

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT dated as of ______________ __, 200_, between Southern Community Bank & Trust, a Virginia corporation (the "Company"), and _____________________ (the "Optionee"), is made pursuant and subject to the provisions of the Company's 2000 Incentive Plan, as amended from time to time (the "Plan").  All terms used herein that are defined in the Plan shall have the same meanings given them in the Plan.

1.

Grant of Option.  Pursuant to the terms of the Plan, the Company, on _____________ __, 200_, granted to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of ________________ (_______) shares of the Common Stock of the Company (the "Common Stock") at an option price per share of $______ (the "Option").  The Option shall be a Non-Qualified Stock Option exercisable as hereinafter provided.

2.

Terms and Conditions.  This Option is subject to the following terms and conditions:

(a)

Expiration Date.  The Expiration Date of this Option is ___________ __, 201_.

(b)

Exercise of Option.  This Option shall be exercisable with respect to the total number of shares covered by this Option [at any time / at any time after ____________ __, 200_ and] until the earlier of the Expiration Date or the termination of the Optionee's rights hereunder pursuant to paragraph 3, 4 or 5.  A partial exercise of this Option shall not affect the Optionee's right to exercise subsequently this Option with respect to the remaining shares that are exercisable, subject to the conditions of the Plan and this Agreement.

(c)

Method of Exercising and Payment for Shares.  This Option may be exercised only by written notice delivered to the attention of the Company's Secretary at the Company's principal office in Richmond, Virginia.  The written notice shall specify the number of shares being acquired pursuant to the exercise of the Option when such Option is being exercised in part in accordance with subparagraph 2(b) hereof.  The exercise date shall be the date upon which such notice is received by the Company.  Such notice shall be accompanied by payment of the Option price in full for each share either in cash in United States Dollars, or by the surrender of shares of Common Stock, or by cash equivalent acceptable to the Company or any combination thereof having an aggregate fair market value equal to the total Option price for all the shares being purchased.

(d)

Cashless Exercise.  To the extent permitted by applicable laws and regulations, at the request of the Optionee, the Company will cooperate in a "cashless exercise" in accordance with the Plan.

(e)

Nontransferability.  This Option is nontransferable except, in the event of the Optionee's death, by will or by the laws of descent and distribution, subject to the terms hereof.  During the Optionee's lifetime, this Option may be exercised only by the Optionee.

3.

Exercise in the Event of Death.  This Option shall remain exercisable with respect to any shares yet unexercised in the event that the Optionee dies prior to exercising this Option in full and prior to the Expiration Date of this Option.  In that event, this Option may be exercised by the Optionee's estate, or the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution.  The Optionee's estate or such persons must exercise this Option with respect to the remaining shares subject to the Option, if at all, within one year of the date of the Optionee's death or during the remainder of the period preceding the Expiration Date, whichever is shorter.

4.

Exercise in the Event of Permanent and Total Disability.  This Option shall remain exercisable with respect to any shares yet unexercised if the Optionee becomes permanently and totally disabled (as determined by the Board) while serving on the Board prior to exercising this Option in full and prior to the Expiration Date of this Option.  In such event, the Optionee must exercise this Option with respect to the remaining shares subject to the Option, if at all, within one year of the date on which he ceases serving on the Board due to permanent and total disability or during the remainder of the period preceding the Expiration Date, whichever is shorter.

5.

Exercise After Resignation, Non-Election or Other Approved Circumstance.  In the event that the Optionee resigns from or is not re-elected or does not stand for re-election to the Board or in any other circumstance approved by the Board in its sole discretion, this Option shall remain exercisable with respect to any shares yet unexercised but must be exercised by the Optionee, if at all, within one year following the date of his resignation or cessation of service on the Board, or within the period prescribed by the Board in an approved circumstance, or during the remainder of the period preceding the Expiration Date, whichever is shorter.

6.

Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Optionee to a fractional share such fraction shall be disregarded.

7.

Investment Representation.  The Optionee agrees that, unless such shares shall previously have been registered under the Securities Act of 1933 or the rules and regulations of the Federal Deposit Insurance Corporation, if either of such registrations is required, (a) any shares purchased by him hereunder will be purchased for investment and not with a view to distribution or resale, and (b) until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with such Act.

8.

Change in Capital Structure.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by this Option, and the price per share thereof, shall be proportionately adjusted and its terms shall be adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or general issuance to holders of Common Stock of rights to purchase Common Stock at substantially below its then fair market value or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company or for any spin-off, spin-out, split-up, split-off or other dist ribution of assets to shareholders.

In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

The grant of this Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

9.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

10.

Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern.

11.

Optionee Bound by Plan.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

12.

Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and insure to the benefit of the legatees, distributees, and personal representatives of the Optionee and the successors of the Company.

13.

Counterparts.  This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Optionee has affixed his signature hereto.

OPTIONEE:

SOUTHERN COMMUNITY BANK & TRUST

By: ___________________________

____________________________

  Thomas W. Winfree, President & CEO